UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2005

BEVERLY HILLS BANCORP INC.

DELAWARE	0-21845	93-1223879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23901 Calabasas Road, Suite 1050 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 223-8084

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Principal Officer.

On August 25, 2005, Beverly Hills Bancorp Inc. (“BHBC” or the “Company”) appointed Larry B. Faigin as Chief Executive Officer, effective immediately. Joseph W. Kiley III, the Company’s former Chief Executive Officer, will continue to serve as President and Chief Executive Officer of BHBC’s banking subsidiary, First Bank of Beverly Hills, F.S.B.

Mr. Faigin, age 62, has been a Director of the Company since June 1999 and its Chairman of the Board since September 1999. From 2003 to 2005, Mr. Faigin was President and Chief Executive Officer of China Housing Partners, LLC, a residential developer in China. Previously, he was President and Chief Executive Officer of GreenPark Remediation, LLC, a company that specializes in acquiring environmentally impacted land and remediating and improving the property for further development. He also has served as a consultant to Chevron Corporation, and as Chief Executive Officer and Director of Wood Brothers Homes, Inc.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits. 99.1	Press release dated August 29, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2005	BEVERLY HILLS BANCORP INC.
Registrant

/s/ Larry B. Faigin
Larry B. Faigin
CHIEF EXECUTIVE OFFICER

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 29, 2005